UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2004

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(CommissionFile Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant’s telephone number, including area code)

Item 8.01   Other Events

Shelby Bonnie, Chairman and Chief Executive Officer, has adopted a pre-arranged stock trading plan to sell a portion of his CNET Networks stock as part of an individual asset diversification and liquidity strategy for 2005. The trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. Rule 10b5-1 enables corporate officers and directors to adopt pre-arranged stock trading plans for selling stock when they do not have material, non-public information. The rule allows individuals adopting such plans to sell shares over a specified period of time or at a specific price in the future, regardless of any subsequent material nonpublic information they may receive.

Under the plan, Bonnie may sell up to 1.2 million shares over a one year period beginning no earlier than February 2005. These shares represent less than 10 percent of the total CNET Networks shares beneficially owned by Bonnie. The transactions under this plan will be disclosed publicly as they occur through filings with the Securities and Exchange Commission.

Certain other senior executives have also adopted 10b5-1 trading plans, including Barry Briggs, Chief Operating Officer, Neil Ashe, Senior Vice President, Strategy and Development, and Sharon Le Duy, Senior Vice President and General Counsel. The transactions under these plans may occur from time to time beginning no earlier than February 2005. Other officers and directors of the company may adopt Rule 10b5-1 plans in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2004

CNET Networks, Inc. By: /s/ DOUGLAS N. WOODRUM —————————————— Name: Douglas N. Woodrum Title: Chief Financial Officer